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                                                                    Exhibit 23.2

                          CONSENT OF ERNST & YOUNG LLP

  We consent to the reference to our firm under the caption "Experts" and to the use of our report dated October 7, 1994, (with respect to the financial statements of Packerland Packing Company, Inc.) which is included in the Registration Statement (Form S-2) and related Prospectus of Vail Resorts, Inc. for the registration of shares of its Common Stock.

                                          ERNST & YOUNG LLP

Milwaukee, Wisconsin
June 4, 1996